UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 27, 2014 (January 21, 2014)

Aastrom Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Michigan	000-22025	94-3096597
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

24 Frank Lloyd Wright Drive, Lobby K, Ann Arbor, Michigan	48105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (734) 418-4400

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On January 21, 2014, Aastrom Biosciences, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”), together with a registration rights agreement (the “Registration Rights Agreement”), with Lincoln Park Capital Fund, LLC (“Lincoln Park”), pursuant to which the Company has the right to sell to Lincoln Park up to $15,000,000 in shares of its common stock, no par value (“Common Stock”), subject to certain limitations.

Under the terms and subject to the conditions of the Purchase Agreement, Lincoln Park is obligated to purchase up to $15,000,000 in shares of Common Stock (subject to certain limitations) from time to time over the 30-month period commencing on the date that a registration statement (the “Initial Registration Statement”), which the Company agreed to file with the Securities and Exchange Commission (the “SEC”) pursuant to the Registration Rights Agreement, is declared effective by the SEC and a final prospectus in connection therewith is filed.  The Company may direct Lincoln Park, at its sole discretion and subject to certain conditions, to purchase up to 50,000 shares of Common Stock in regular purchases, increasing to amounts of up to 100,000 shares depending upon the closing sale price of the Common Stock.  In addition, the Company may direct Lincoln Park to purchase additional amounts as accelerated purchases if on the date of a regular purchase the closing sale price of the Common Stock equals or exceeds $3.00 per share.  The purchase price of shares of Common Stock related to the future funding will be based on the prevailing market prices of such shares at the time of sales (or over a period of up to 10 business days leading up to such time), but in no event will shares be sold to Lincoln Park on a day the Common Stock closing price is less than the floor price of $2.50, subject to adjustment.  The Company will control the timing and amount of any sales of Common Stock to Lincoln Park.

The Company’s sales of shares of Common Stock to Lincoln Park under the Purchase Agreement are limited to the lesser of (i) the maximum number of shares of Common Stock issuable under applicable rules of the NASDAQ Capital Market, unless shareholder approval to exceed that maximum is obtained or the average price of all applicable sales of common stock exceed a “Base Price” (or $4.13, representing our closing consolidated bid price on January 20, 2014 plus an incremental amount to account for the issuance of commitment shares) such that the sales to Lincoln Park are considered to be at least “at market” under applicable NASDAQ rules, and (ii) no more than the number of shares that would result in the beneficial ownership by Lincoln Park and its affiliates, at any single point in time, of more than 9.99% of the then outstanding shares of the Common Stock.

As consideration for its commitment to purchase shares of Common Stock pursuant to the Purchase Agreement, the Company agreed to issue to Lincoln Park up to 96,126 shares of Common Stock (48,063 shares issued to Lincoln Park upon execution of the Purchase Agreement and 48,063 shares to be issued, if at all, immediately upon the filing of an additional registration statement to cover any remaining shares not covered by the Initial Registration).

The Purchase Agreements and the Registration Rights Agreement contain customary representations, warranties and agreements of the Company and Lincoln Park and customary conditions to completing future sale transactions, indemnification rights and obligations of the parties.  There is no upper limit on the price per share that Lincoln Park could be obligated to pay for shares of Common Stock under the Purchase Agreements.   The Company has the right to terminate the Purchase Agreements at any time, at no cost or penalty.  Actual sales of shares of Common Stock to Lincoln Park under the Purchase Agreements will depend on a variety of factors to be determined by the Company from time to time, including (among others) market conditions, the trading price of the Common Stock and determinations by the Company as to the appropriate sources of funding for the Company and its operations.

This current report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any shares of Common Stock, nor shall there be any sale of shares of Common Stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement and the transactions contemplated thereby are qualified in their entirety by reference to the full text of the Purchase Agreement and the Registration Rights Agreement, copies of which are attached hereto as Exhibit 10.1 and 10.2, respectively, and each of which is incorporated herein in its entirety by reference.  In addition, the Purchase

Agreement and the Registration Rights Agreement have been included to provide investors with information regarding their respective terms, and are not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Purchase Agreement and the Registration Rights Agreement were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with execution of the agreements. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.

The Company also issued a press release on January 27, 2014 to disclose the transaction with Lincoln Park, a copy of which is attached as Exhibit 99.1 and incorporated herein by reference.

Item 3.02    Unregistered Sales of Equity Securities.

In connection with the Purchase Agreement, the information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.  The issuance and sale of shares of Common Stock by the Company to Lincoln Park under the Purchase Agreement was made without registration under the Securities Act of 1933, as amended (the “Act”), or the securities laws of the applicable state, in reliance on the exemptions provided by Section 4(2) of the Act and Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state law, based on the offering of such securities to one investor, the lack of any general solicitation or advertising in connection with such issuance, the representation of such investor to the Company that it was an accredited investor (as that term is defined in Rule 501(a) of Regulation D), and the representation of such investor that it was purchasing the shares for its own account and without a view to distribute them.

Item 8.01    Other Events.

On January 27, 2014, the Company issued a press release announcing the execution of the Purchase Agreement and Registration Rights Agreement.  A copy of the press release is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

10.1	Purchase Agreement, dated as of January 21, 2014, by and between the Company and Lincoln Park Capital Fund, LLC.

10.2	Registration Rights Agreement, dated as of January 21, 2014, by and between the Company and Lincoln Park Capital Fund, LLC.

99.1	Press Release issued January 27, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aastrom Biosciences, Inc.

Date: January 27, 2014	By:	/s/ DOMINICK C. COLANGELO
Name: Dominick C. Colangelo
Title: Chief Executive Officer and President